Exhibit 4.6

EXECUTION COPY

FOUNDERS NAMED IN EXHIBIT A-1

58.COM INC.

CHINA CLASSIFIED NETWORK CORPORATION

CHINA CLASSIFIED INFORMATION CORPORATION LIMITED

BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD.

BEIJING 58 INFORMATION TECHNOLOGY CO., LTD.

AND

WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED

SERIES B-1 PREFERENCE SHARE
SUBSCRIPTION AGREEMENT

Dated July 23, 2011

Orrick, Herrington & Sutcliffe LLP

43rd Floor, Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong

58.COM INC.

SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT

THIS SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made on July 23, 2011 by and among:

(1)                                 The Persons listed in EXHIBIT A-1 (the “Founders” and each a “Founder”);

(2)                                 58.COM INC., a company incorporated in the Cayman Islands, with its registered office located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company”);

(3)                                 CHINA CLASSIFIED NETWORK CORPORATION, a company limited by shares incorporated in the British Virgin Islands, with its registered office at the offices of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “BVI Subsidiary”);

(4)                                 CHINA CLASSIFIED INFORMATION CORPORATION LIMITED (中国分类信息集团有限公司), a limited liability company incorporated under the laws of Hong Kong, with its registered office at flat 2, 19/F, Henan Building, 90-92 Jaffe Road, Wanchai, Hong Kong (the “HK Subsidiary”);

(5)                                 BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD. (北京城市网邻信息技术有限公司), a wholly foreign owned enterprise incorporated in the People’s Republic of China, with its registered office at Building 6 Yi 108 Beiyuan Road, Chaoyang District, Beijing, PRC, 100101, its legal representative being Jinbo YAO (姚劲波) (the “PRC Subsidiary”);

(6)                                 BEIJING 58 INFORMATION TECHNOLOGY CO., LTD. (北京五八信息技术有限公司), a limited liability company incorporated in the People’s Republic of China, with its registered office at No. 2 Pingfang Yi 108 Beiyuan Road, Chaoyang District, Beijing, its legal representative being Jinbo YAO (姚劲波) (the “Domestic Enterprise”); and

(7)                                 WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED, a company limited by shares incorporated in the British Virgin Islands, with its registered office at 2/F Palm Grove House, PO Box 3340, Road Town, Tortola, British Virgin Islands (the “Investor”).

The Founders, the Company, the BVI Subsidiary, the HK Subsidiary, the PRC Subsidiary, the Domestic Enterprise, and the Investor are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

A.            Immediately prior to the First Closing (as defined below), the Company shall have an authorized capital consisting of (i) 4,912,433,396 ordinary shares, par value US$0.00001 per share (each an “Ordinary Share”), of  which 44,245,388 have been issued and are fully paid up, (ii) 27,028,572 Series A convertible preference shares, par value US$0.00001 per share (each a “Series A Share”), all of which have been issued and are fully paid up, (iii) 19,047,620 Series A-1 convertible preference shares, par value US$0.00001 per share (each a  “Series A-1 Share”), all of which have been issued and are fully paid-up, (iv) 26,247,412 Series B convertible and redeemable preference shares, par value US$0.00001 per share (each a “Series B Share”), all of which has been issued, and (v) 15,243,000 Series B-1 convertible and redeemable preference shares, par value US$0.00001 per share (each a “Series B-1 Share”, together with the Series A Shares, Series A-1 Shares and Series B Shares, the “Preference Shares”), none of which has been issued;

B.            The Company desires to issue and allot to the Investor and the Investor desires to subscribe for up to 15,242,995 Series B-1 Shares on the terms and conditions set forth in this Agreement;

C.            The Company owns hundred percent (100%) equity interest in the BVI Subsidiary which owns hundred percent (100%) equity interest in the HK Subsidiary, which in turn owns hundred percent (100%) equity interest in the PRC Subsidiary (on a fully diluted basis), free and clear of any Encumbrance (as defined below); and

D.            The Domestic Enterprise and the Domestic Subsidiaries (as defined below) shall be engaged in the business of internet information services and such other business activities as set out in its business license in the PRC (as defined below), and exclusively engaging the PRC Subsidiary and the other Group Companies (as defined below) to provide technical support for their business (the “Domestic Principal Business”) and the PRC Subsidiary shall be engaged in the business of the research and development of technologies, and such other business activities as set out in its business license in the PRC (the “PRC Subsidiary Principal Business”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             DEFINITIONS

1.1          Definitions.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Action”	has the meaning set out in Section 10 of EXHIBIT D.

“Affiliate”

with respect to a specified Person means (a) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, or any trust formed and maintained solely for the benefit of such Person, such Person’s spouse, such lineal descendants, brother, sister and/or parent, or trustee of any such trust, or any entity or company Controlled by any of the aforesaid Persons, (b) in the case of any Person, a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified, and (c) in the case of the Investor being an investment fund (or a Subsidiary of an investment fund), the term “Affiliate” shall include any other investment fund (or a Subsidiary of any such investment fund) managed by the same manager of the Investor (or, if the Investor is a Subsidiary of an investment fund, the same manager of the investment fund of which the Investor is a Subsidiary).

“Agreement”	has the meaning set out in the Preamble.

“Applicable Laws” or “Applicable Law”

means, with respect to any Person, relevant provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, government approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or interpretation and administration of any of the foregoing by, any Governmental Authority, whether in effect as at the date hereof or thereafter and in each case as amended or re-enacted, applicable to such Person or any of its assets or undertakings.

“Arbitration Notice”	has the meaning set out in Section 10.4(b).

“Associate”

means with respect to any Person, (a) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person.

“Board”	means the board of directors of the Company.

“Business Day”	any day (excluding Saturdays, Sundays and public holidays in Hong Kong, New York or the PRC) on which banks generally are open for business in Hong Kong, New York and the PRC.

“BVI Subsidiary”	has the meaning set out in the Preamble.

“Centre”	has the meaning set out in Section 10.4(c).

“Closing”	has the meaning set out in Section 3.5.

“Closing Account”	has the meaning set out in Section 20 of EXHIBIT G.

“Company”	has the meaning set out in the Preamble.

“Confidential Information”	has the meaning set out in Section 8.

“Confidentiality Agreement”	has the meaning set out in Section 18 of EXHIBIT D.

“Constitutional Documents”

means, with respect to any Person, the certificate of incorporation, memorandum of association, articles of association, joint venture agreement, shareholders agreement, or similar constitutive documents for such Person.

“Contract”	means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license, permit, or binding understanding, whether or not in writing.

“Control”

(including the correlative meanings of the terms “Controlling,” “Controlled by” and “under common Control with”) means, with respect to any Person, direct or indirect possession of the power to direct or cause the direction of the management or policies (with respect to operational or financial control or otherwise) of such Person, whether through the ownership of securities, by contract or otherwise.

“Conversion Shares”	has the meaning set out in Section 2.3.

“Covenantors”	means the Group Companies and the Founders, and “Covenantor” means any of the Covenantors.

“Disclosure Schedule”	has the meaning set out in Section 4.1.

“Dispute”	has the meaning set out in Section 10.4(a).

“Domestic Enterprise”	has the meaning set out in the Preamble.

“Domestic Principal Business”	has the meaning set out in the Recitals.

“Domestic Subsidiaries”

means direct or indirect, current or future Subsidiaries of the Domestic Enterprise (including without limitation the entities set forth in EXHIBIT N), and the “Domestic Subsidiary” means any of the Domestic Subsidiaries.

“Encumbrance”

means (a) any mortgage, charge, pledge, lien, hypothecation, deed of trust, title retention, security interest, or other third-party rights of any kind securing or conferring any priority of payment in respect of any obligation of any Person, any other restriction or limitation; (b) any easement or covenant granting a right of use or occupancy to any Person; (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, right of pre-emptive negotiation, or refusal or transfer restriction in favor of any Person; (d) any adverse claim as to title, possession, or use, and includes any agreement or arrange for any of the same.

“ESOP”	has the meaning set out in Section 9 of EXHIBIT F.

“Financial Statements”	has the meaning set out in Section 6(a) of EXHIBIT D.

“First Closing”	has the meaning set out in Section 3.1.

“Founder” and “Founders”	have the respective meanings set out in the Preamble.

“Government Official”	has the meaning set out in Section 11(c) of EXHIBIT D.

“Governmental Authority”

means any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Group Company Contracts”	has the meaning set out in Section 12 of EXHIBIT D.

“Group Companies”

means the Company, the BVI Subsidiary, the HK Subsidiary, the PRC Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries and all other direct or indirect, current or future Subsidiaries of the foregoing, and the “Group Company” means any of the Group Companies.

“HK Subsidiary”	has the meaning set out in the Preamble.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“Investor”	has the meaning set out in the Preamble.

“Investor Director”

means any director nominated to the Board by holder(s) of more than fifty percent (50%) of the aggregate number of Ordinary Shares into which the then outstanding Series B Shares and Series B-1 Shares are convertible.

“Key Employee”	has the meaning set out in Section 11 of EXHIBIT G.

“knowledge”

means, with respect to a Person’s “knowledge,” the actual knowledge of such Person or that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business Person would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person and its Affiliates.

“Losses”

means all direct or indirect losses, liabilities, damages, deficiencies, diminution in value, suits, debts, obligations, interest, penalties, expenses, judgments or settlements of any nature or kind, including all costs and expenses related thereto, including without limitation reasonable attorneys’ fees and disbursements, court costs, amounts paid in settlement and expenses of investigation, whether at law or in equity, whether known or unknown, foreseen or unforeseen, of any kind or nature.

“Material Adverse Effect”

means a material adverse effect on the condition (financial or otherwise), assets relating to, or results or prospects of operation of or business (as presently conducted and proposed to be conducted) of the Person(s) specified.

“Ordinary Shares”	has the meaning set out in the Recitals.

“Ordinary Shareholders”	means holders of the Ordinary Shares, and an “Ordinary Shareholder” means any of the Ordinary Shareholders.

“Party” and “Parties”	have the respective meanings set out in the Preamble.

“Person”

shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture (including a sino-foreign equity joint venture or sino-foreign cooperative join venture), an unincorporated organization and a Governmental Authority.

“PRC”	means the People’s Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC GAAP”	means the generally accepted accounting principles in the PRC in effect from time to time.

“PRC Subsidiary”	has the meaning set out in the Preamble.

“PRC Subsidiary Principal Business”	has the meaning set out in the Recitals.

“Preamble”	means the preamble of this Agreement.

“Preference Shares”	has the meaning set out in the Recitals.

“Proceeds”	has the meaning set out in Section 2 of EXHIBIT F.

“Proprietary Assets”

means all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing.

“Recitals”	means the recitals of this Agreement.

“Registered Intellectual Property”

means all Proprietary Assets of any Group Company, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority.

“Relevant Period”	has the meaning set out in Section 19 of EXHIBIT F.

“Restated Articles”	has the meaning set out in Section 14 of EXHIBIT F.

“Restricted Period”	has the meaning set out in Section 19 of EXHIBIT F.

“Restructuring Documents”

means Equity Pledge Agreements entered into among the PRC Subsidiary, the Domestic Enterprise, and each shareholder of the Domestic Enterprise dated August 23, 2010, Exclusive Option Agreements entered into among the PRC Subsidiary, the Domestic Enterprise, and each shareholder of the Domestic Enterprise dated March 15, 2010 or August 23, 2010 (as the case may be); Exclusive Business Cooperation Agreement between the PRC Subsidiary and the Domestic Enterprise dated March 15, 2010; Power of Attorney from each of shareholders of the Domestic Enterprise to the PRC Subsidiary dated March 15, 2010 or August 23, 2010 (as the case may be); Undertaking Letter from each shareholder of the Domestic Enterprise to the PRC Subsidiary dated March 15, 2010 or August 23, 2010 (as the case may be) and Termination Agreement entered into among Chengshi Wangxun (Beijing) Information Technology Co., Ltd. (城市网讯（北京）信息技术有限公司), the Domestic Enterprise, certain Founders and Shangji Zaixian (Beijing) Network Technology Co., Ltd. (商机在线（北京）网络技术有限公司) dated March 15, 2010, and any other similar agreement entered or to be entered into between the Group Companies through which a Group Company Controls (financially, operationally or otherwise) another Group Company and the financial results for such latter Group Company shall be consolidated into consolidated financial statements for the Company.

“RMB”	means the lawful currency of the PRC.

“SAFE”	has the meaning set out in Section 21(c) of EXHIBIT D.

“SAFE Circular”	has the meaning set out in Section 21 of EXHIBIT F.

“Second Closing”	has the meaning set out in Section 3.3.

“Securities Act”	has the meaning set out in Section 5(b) of EXHIBIT D.

“Series A Shareholders”	means holders of the Series A Shares, and a “Series A Shareholder” means any of the Series A Shareholders.

“Series A Shares”	has the meaning set out in the Recitals.

“Series A-1 Shareholders”	means holders of the Series A-1 Shares, and a “Series A-1 Shareholder” means any of the Series A-1 Shareholders.

“Series A-1 Shares”	has the meaning set out in the Recitals.

“Series B Shareholders”	means holders of the Series B Shares, and a “Series B Shareholder” means any of the Series B Shareholders.

“Series B Shares”	has the meaning set out in the Recitals.

“Series B-1 Shareholders”	means holders of the Series B-1 Shares, and a “Series B-1 Shareholder” means any of the Series B-1 Shareholders.

“Series B-1 Shares”	has the meaning set out in the Recitals.

“Shareholders Agreement”	has the meaning set out in Section 14 of EXHIBIT F.

“Subscribed Shares”	has the meaning set out in Section 2.3.

“Subscription Price”	has the meaning set out in Section 2.2.

“Subsidiary”	means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person.

“Termination Date”	has the meaning set out in Section 9.1.

“Transaction Agreements”	has the meaning set out in Section 4 of EXHIBIT D.

“US$”	means the lawful currency of the United States of America.

“US GAAP”	means the generally accepted accounting principles in the United States of America in effect from time to time.

“Yao SPV”	means Nihao China Corporation, a company limited by shares incorporated in the British Virgin Islands.

1.2          Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided:

(a)           the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

(b)           all accounting terms not otherwise defined herein have the meanings assigned under US GAAP;

(c)           all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

(d)           pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(e)           the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(f)            all references in this Agreement to designated exhibits or schedules are to the exhibits or schedules attached to this Agreement unless explicitly stated otherwise;

(g)           “include”, “includes”, “including”, and other words of similar import are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import;

(h)           the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement;

(i)            any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns, permitted transferees and any Person deriving title under them;

(j)            any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(k)           references to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date of this Agreement) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such statutory provisions; and

(l)            this Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

1.3          Schedules and Exhibits.  The recitals, the schedules and the exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the recitals, the schedules and the exhibits.

2.             AGREEMENT TO PURCHASE AND ALLOT SHARES

2.1          Authorization. As of the First Closing, the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 15,242,995 Series B-1 Shares having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

2.2          Agreement to Purchase and Sell. Subject to the terms and conditions hereof:

(a)           the Company hereby agrees to issue and allot to the Investor, and the Investor hereby agrees to purchase from the Company, on the date of the First Closing, 11,640,105 Series B-1 Shares, and

(b)           the Company hereby agrees to issue and allot to the Investor, and the Investor hereby agrees to purchase from the Company, on the date of the Second Closing, 3,602,890 Series B-1 Shares,

at a price equal to US$3.608 per Series B-1 Share, determined based on a pre-money valuation of the Company at US$445,000,000, amounting to an aggregate purchase price of US$55,000,000 (the “Subscription Price”).  The Subscription Price shall be paid by the Investor to the Company on the date of each Closing in the manner set forth in Section 3.

2.3          Conversion Shares.  The Series B-1 Shares to be subscribed pursuant to this Agreement will be collectively hereinafter referred to as the “Subscribed Shares” and the Ordinary Shares issuable upon conversion of the Subscribed Shares shall be collectively hereinafter referred to as the “Conversion Shares”.  Immediately after the Second Closing contemplated under this Agreement, the shareholding of the Ordinary Shareholders, Series A Shareholder, Series A-1 Shareholders, Series B Shareholders and the Investor (on a fully diluted and as converted basis) shall be as set forth in EXHIBIT B.

3.             CLOSINGS; DELIVERIES

3.1          First Closing. The purchase by the Investor of 11,640,105 Series B-1 Shares (the “First Closing”) shall take place remotely via the exchange of documents and signatures on the date that is five (5) Business Days after the satisfaction or waiver of all the conditions set forth in Section 6 hereto, or at such other time and date as may be mutually agreed upon by the Company and the Investor.

3.2          First Closing Deliveries.  At the First Closing:

(a)               The parties to the Transaction Agreements shall exchange duly executed signature pages to the Transaction Agreements remotely via facsimile, or by such other methods as mutually agreed by the parties thereto;

(b)               The Investor shall pay US$42,000,000 by wire transfer of immediately available funds to the Closing Account or by such other payment methods as may be mutually agreed upon by the Company and the Investor; and

(c)               The Company shall (i) deliver to the Investor, free and clear of any Encumbrance, a share certificate registered in its name or the name(s) of its nominee(s) as directed by the Investor, evidencing the number of Subscribed Shares subscribed by the Investor, (ii) enter the Investor in the register of members of the Company as a holder of the Subscribed Shares subscribed by it, free and clear of any Encumbrance, evidencing the Investor’s Subscribed Shares as having been issued and credited as fully paid, (iii) deliver to the Investor a certified true copy of the register of members of the Company reflecting the issuance of the Subscribed Shares subscribed by the Investor, and (iv) deliver to the Investor all other items required at the First Closing under Section 6.1.

3.3          Second Closing.  At the sole discretion by the Investor, the Investor shall have the right, but not obligation, to purchase 3,602,890 Series B-1 Shares from the Company (the “Second Closing”), unless otherwise agreed by the Investor and the Company in writing, at any time within two (2) months after the date of the First Closing pursuant to terms and conditions of this Agreement.  Once the Investor decides to proceed to the Second Closing, the Company shall be obliged to issue and allot all but not part of 3,602,890 Series B-1 Shares to the Investor at the Second Closing pursuant to this Agreement.   Unless otherwise agreed by the Investor and the Company in writing, if the Second Closing shall have not occurred within two (2) months after the date of the First Closing, the Investor shall have no further obligation to subscribe from the Company, and the Company shall have no further obligation to issue and allot to the Investor, any additional Series B-1 Shares pursuant to this Agreement.  The Parties hereto acknowledge and agree that the Investor shall not be liable for any Losses, liabilities, obligations, responsibilities or debts, of whatever nature, incurred from or arose out of or as a result of the failure to complete the Second Closing.

3.4          Second Closing Deliveries.  At the Second Closing:

(a)               The Investor shall pay US$13,000,000 by wire transfer of immediately available funds to the Closing Account or by such other payment methods as may be mutually agreed upon by the Company and the Investor; and

(b)               The Company shall (i) deliver to the Investor, free and clear of any Encumbrance, a share certificate registered in its name or the name(s) of its nominee(s) as directed by the Investor, evidencing the number of Subscribed Shares subscribed by the Investor, (ii) enter the Investor in the register of members of the Company as a holder of the Subscribed Shares subscribed by it, free and clear of any Encumbrance, evidencing the Investor’s Subscribed Shares as having been issued and credited as fully paid, and (iii) deliver to the Investor a certified true copy of the register of members of the Company reflecting the issuance of the Subscribed Shares subscribed by the Investor.

3.5          Closing.  For purposes of this Agreement, the term “Closing” shall mean any of the First Closing or the Second Closing.

4.             REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties of Covenantors.  Unless otherwise provided in EXHIBIT D, the Covenantors, jointly and severally, hereby represent and warrant to the Investor, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as EXHIBIT C (which Disclosure Schedule shall be deemed to modify the representations and warranties set forth in this Agreement), that the representations and warranties set forth in EXHIBIT D are true as of the date hereof and will be true as of the date of each Closing (except for such representations and warranties that speak as of a particular date, in which case, such representations and warranties shall be true as of such date).

4.2          Representations and Warranties of Investor.  The Investor hereby represents and warrants to the Company that the representations and warranties with respect to itself set forth in EXHIBIT E are true as of the date hereof and will be true as of the date of the First Closing.

5.             COVENANTS

Unless otherwise provided in EXHIBIT F, each of the Covenantors jointly and severally covenants to the Investor as set forth in EXHIBIT F.

6.             CLOSING CONDITIONS

6.1          Conditions to Investor’s Obligations at First Closing.  The obligation of the Investor to purchase the relevant portion of the Subscribed Shares subscribed by it at the First Closing is subject to the fulfillment by the Covenantors on or prior to the First Closing, to the satisfaction of the Investor, or waiver by the Investor, of the conditions set forth in EXHIBIT G.

6.2          Conditions to Company’s Obligations at First Closing.  The obligation of the Company at the First Closing is subject to the fulfillment by the Investor, or waiver by the Company, of the conditions set forth in EXHIBIT H.

7.             INDEMNIFICATION

7.1          Indemnification.  The Covenantors shall, jointly and severally, indemnify, defend and hold harmless the Investor and its respective Affiliates, together with the employees, officers, directors, managing directors and partners of the foregoing, from and against any and all Losses, directly or indirectly, arising out of, relating to, connected with or incidental to any breach of any representation, warranty, covenant or agreement made by any of the Covenantors in this Agreement or in any Transaction Agreements (the “Indemnifiable Losses”).  The Investor shall not be liable for any Losses, liabilities, obligations, responsibilities or debts, whether contractual or otherwise, or any taxes or any other undertakings of any of the Group Companies incurred from or arose out of or as a result of events which happened before the First Closing.

7.2          Payment. At the absolute discretion of the Investor, all Indemnifiable Losses suffered by the Investor may be settled by (a) payment of cash in an amount equal to the Indemnifiable Losses, or (b) the transfer of such number of Ordinary Shares or Preference Shares (at the sole discretion of the Investor) equal to (i) the amount of Indemnifiable Losses suffered by the Investor divided by (ii) the fair market value of one Ordinary Share or Preference Share (as the case may be) as determined in good faith by the Board (with the consent of the Investor Director), or (c) the Company’s allotment and issuance of such number of Ordinary Shares or Preference Shares (at the sole discretion of the Investor) equal to (i) the amount of Indemnifiable Losses suffered by the Investor divided by (ii) the fair market value of one Ordinary Share or Preference Share (as the case may be) as determined in good faith by the Board (with the consent of the Investor Director), provided, that any such allotment and issuance shall be grossed up and shall not have any dilutive effect on the Investor, or a combination of the above.

7.3          Limitation.  Notwithstanding any other provision to the contrary contained herein, the maximum liability of the Covenantors to the Investor under the Transaction Agreements shall not exceed US$55,000,000 in aggregate.

7.4          Survival.  The agreements in this Section 7 shall survive the execution and delivery or any termination of this Agreement.

7.5          Survival of Representations and Warranties. All actions for breach of, or indemnifications with respect to, any of the representations and warranties contained in this Agreement must be asserted within two (2) years after the date of the First Closing or, if there is the Second Closing, within two (2) years after the date of the Second Closing.

8.             CONFIDENTIALITY AND NON-DISCLOSURE

8.1          Confidentiality.  From the date hereof, each Party shall, and shall cause any Person who is Controlled by such Party to, keep confidential the terms, conditions, and existence of this Agreement and the Transaction Agreements and any related documentation, the identities of any of the Parties, and other information of a non-public nature received from any other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the “Confidential Information”) except as the Company and the Investor shall mutually agree otherwise; provided, that any Party hereto may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by Applicable Law or the rules of any stock exchange; provided that such Party shall, where practicable and to the extent permitted by Applicable Law, provide the other Parties with prompt written notice of that fact and use all reasonable endeavors to seek (with the cooperation and reasonable endeavors of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable endeavors to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, (c) in the case of the Investor, its fund manager, other funds managed by its fund manager and their respective auditors, counsel, directors, officers, employees, shareholders, partners or investors for the purposes of fund reporting or inter-fund reporting so long as the Investor advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, and (d) to its current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof.  For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 8, or (iii) is or becomes available to the receiving Party from a third party not known by the receiving Party to be in breach of any legal or contractual obligation not to disclose such information to it.

8.2          Press Releases. The Parties shall not make any announcement regarding the consummation of the transaction contemplated by this Agreement, other Transaction Agreements and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the Company’s and the Investor’s prior written consent.

9.             TERMINATION

9.1          Termination of Agreement.  Subject to other provisions herein, this Agreement and the transactions contemplated by this Agreement shall terminate (a) at the election of the Company or the Investor on or after three (3) months after the date hereof (such elected date hereinafter referred to as the “Termination Date”), if the First Closing shall not have occurred on or before such date, provided that (i) the terminating Party is not in material default of any of its obligations hereunder, and (ii) the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the First Closing to be consummated by such date; or (b) upon the mutual consent in writing of the Company and the Investor.

9.2          Effect of Termination.  If this Agreement is terminated pursuant to the provisions of Section 9.1 above, then this Agreement shall become void and have no further effect; provided, that no Party shall be relieved of any liability of any nature for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

9.3          Survival.  Notwithstanding any provision to the contrary, the provisions of Section 7 (Indemnification), Section 8 (Confidentiality and Non-Disclosure), this Section 9 (Termination), Section 10.2 (Expenses), Section 10.3 (Governing Law) and Section 10.4 (Dispute Resolution) shall survive any expiration or termination of this Agreement.

10.          MISCELLANEOUS

10.1        Binding Effect; Assignment.  This Agreement shall be binding on and shall enure for the benefit of the successors, heirs, executors and administrators and permitted transferees and assignees of the Parties hereto but shall not be capable of being assigned by any Covenantor nor Yao SPV without the prior consent in writing of the Investor.  This Agreement and the rights and obligations herein may be assigned and transferred by the Investor to any Person without the written consent of the other Parties hereto.

10.2        Expenses.

(a)           The Company shall pay the Investor (or its transferees or assignees) for all costs and expenses incurred by the Investor (or its transferees or assignees) in connection with negotiation and preparation of this Agreement and any Transaction Agreements, the performance of and compliance with all agreements and conditions contained herein or therein, including the fees, expenses, taxes, duties and disbursements of any counsel and/or accountants that may be retained.

(b)           If the transactions contemplated by this Agreement and any other Transaction Agreements do not result in the First Closing, the Company will bear fifty percent (50%) and the Investor (or its transferees or assignees) will bear fifty percent (50%) of such costs and expenses incurred by the Investor (or its transferees or assignees) since July 1, 2011.  The Parties agree that such aggregate costs and expenses to be reimbursed by the Company hereunder shall be limited to a maximum amount of US$300,000.

10.3        Governing Law.  This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

10.4        Dispute Resolution.

(a)           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the Parties to such Dispute.  Such consultation shall begin immediately after any Party has delivered written notice to any Party to the Dispute requesting such consultation.

(b)           If the Dispute is not resolved within fifteen (15) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any Party to the Dispute with notice to each other Party to the Dispute (the “Arbitration Notice”).

(c)           The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).  There shall be three (3) arbitrators.  The Investor shall choose one (1) arbitrator, the Covenantors shall collectively choose one (1) arbitrator and the two (2) arbitrators shall jointly select the third arbitrator who shall serve as the chairman of the arbitral tribunal.  If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(d)           The arbitration proceedings shall be conducted in English.  The arbitral tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as administered by the Centre at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 10.4, including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.4 shall prevail.

(e)           The arbitrators shall decide any Dispute submitted by the Parties strictly in accordance with the substantive law of Hong Kong; provided that when the published laws of Hong Kong do not cover a certain matter, international legal principles and practices shall apply.

(f)            Each Party to the arbitration shall cooperate with the other Parties to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(g)           The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitral tribunal.

(h)           When any Dispute occurs and when any Dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(i)            The award of the arbitral tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(j)            Any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(k)           During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

10.5        Entire Agreement.  This Agreement, and the Transaction Agreements, and any transaction agreement the execution of which is contemplated hereunder and thereunder and the schedules and exhibits hereto and thereto constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior written or oral understandings or agreements with respect to the subject matter hereof and thereof.

10.6        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth on EXHIBIT L hereto, upon receipt of confirmation of error-free transmission; (c) when sent by electronic mail at the address set forth on EXHIBIT L hereto, on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient; (d) three (3) Business Days after deposit in the mail as air mail or certified mail, postage prepaid and addressed to the other Parties as set forth on EXHIBIT L hereto; or (e) one (1) Business Day after deposit with an overnight delivery service, postage prepaid, addressed to the other Parties as set forth on EXHIBIT L hereto with next Business Day delivery guaranteed.  A Party may change or supplement the facsimile number, electronic mail address or mailing address given in EXHIBIT L, or designate an additional facsimile number, electronic mail address or mailing address, for purposes of this Section 10.6 by giving the other Parties written notice of the new facsimile number, electronic mail address or mailing address in the manner set forth above.

10.7        Amendments and Waivers.

(a)           Any provision of this Agreement may be amended only with the written consent of the Company and the Investor.

(b)           Any amendment or waiver effected in accordance with this Section 10.7 shall be binding upon the Parties hereto and their respective permitted transferees, assignees and successors in interest.

(c)           Notwithstanding anything to the contrary in this Section 10.7, no amendment to this Agreement shall be effective or enforceable against any Party (other than the Company and the Investor) unless a copy of the final executed version of the amendment shall be provided to such Party.

(d)           No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.8        Delays or Omissions.  No delay or omission in exercising any right, power or remedy accruing to any Party hereto, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to any Party shall be cumulative and not alternative.

10.9        Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties.  In such event, the Parties shall use best endeavors to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

10.10      Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Series B-1 Shares, Series B Shares, Series A-1 Shares, Series A Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series B-1 Shares, Series B Shares, Series A-1 Shares, Series A Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

10.11      Specific Performance etc.  The Parties unconditionally and irrevocably acknowledge, agree and declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations under any this Agreement or other Transaction Agreements.  Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof or thereof (including without limitation seeking protective orders, injunctive relief, specific performance and other remedies available at law or in equity), any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other Parties have an adequate remedy at law.

10.12      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SIGNED, SEALED and DELIVERED	)
)
by JINBO YAO (姚劲波)	) /s/ Jinbo Yao	L.S.
)
the holder of the People’s Republic of China	)
)
in the presence of:	)
)
Name of Witness:	)
Address of Witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SIGNED, SEALED and DELIVERED	)
	)	L.S.
by JIANBO SU (苏剑波))		/s/ Jianbo Su
)
the holder of the People’s Republic of China	)
)
in the presence of:	)
)
Name of Witness:	)
Address of Witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SIGNED, SEALED and DELIVERED	)
	)	L.S.
by BAOSHAN WANG (王宝珊))		/s/ Baoshan Wang
)
the holder of the People’s Republic of China	)
)
in the presence of:	)
)
Name of Witness:	)
Address of Witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of NIHAO CHINA CORPORATION	)
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of 58.COM INC.	)
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BVI SUBSIDIARY:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of CHINA CLASSIFIED NETWORK	)
CORPORATION	)
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HK SUBSIDIARY:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of CHINA CLASSIFIED INFORMATION	)
CORPORATION LIMITED	)
(中国分类信息集团有限公司))
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

EXECUTED AS A DEED
)
SIGNED SEALED and DELIVERED	)
)
)
by JINBO YAO	)	/s/ Jinbo Yao	L.S.
)
the lawful attorney of	)
)
BEIJING CHENGSHI WANGLIN	)
INFORMATION TECHNOLOGY CO., LTD.	)
(北京城市网邻信息技术有限公司)))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOMESTIC ENTERPRISE:

EXECUTED AS A DEED	)
)
SIGNED SEALED and DELIVERED	)
)
by JINBO YAO	)	/s/ Jinbo Yao	L.S.
)
the lawful attorney of	)
)
BEIJING 58 INFORMATION	)
TECHNOLOGY CO., LTD.	)
(北京五八信息技术有限公司))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:

WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED

By:	/s/ Timothy J. Curt
Name:	Timothy J. Curt
Title:	Director

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

EXHIBIT A-1

LIST OF FOUNDERS

1.                                      Jinbo YAO (姚劲波)

Citizenship: PRC

Address: Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

2.                                      Jianbo SU (苏剑波)

Citizenship: PRC

Address: Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

3.                                      Baoshan WANG (王宝珊)

Citizenship: PRC

Address: Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

4.                                      Yao SPV (Nihao China Corporation)

Address: c/o Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

EXHIBIT A-2

LIST OF INVESTOR

Closing	Investor	Number of Subscribed Shares	Subscription Price (US$)

First Closing	WP X Asia Online Investment Holdings Limited	11,640,105	US$	42,000,000

Second Closing	WP X Asia Online Investment Holdings Limited	3,602,890	US$	13,000,000

	TOTAL:	15,242,995	US$	55,000,000

EXHIBIT B

SHAREHOLDING RATIO

	Shareholding Ratio
Shareholders	(on an as-converted and fully diluted basis)

Ordinary Shareholders	31.93%
Nihao China Corporation		18.43%
Jianbo Su (苏剑波)		4.50%
Baoshan Wang (王宝珊)		1.50%
Dong Yang (羊东)		1.97%
Cui Jinfeng		0.55%
Jin Yusong		0.28%
Chen Xiaohua		1.06%
Geng Chunsheng		0.49%
Xu Guipeng		1.05%
Gao Bo		1.05%
Zhuang Jiandong		1.05%

ESOP (unissued Ordinary Shares under the ESOP)	4.88%

Series A Shareholders	19.50%
SB Asia Investment Fund II L.P.		19.50%

Series A-1 Shareholders	13.75%
DCM V, L.P.		13.42%
DCM Affiliates Fund V, L.P.		0.33%

Series B Shareholders	18.94%
WP X Asia Online Investment Holdings Limited		14.15%
DCM V, L.P.		1.97%
DCM Affiliates Fund V, L.P.		0.05%
Recruit Co., Ltd.		0.75%
Nihao China Corporation		2.02%
Investor	11.00%
WP X Asia Online Investment Holdings Limited		11.00%

EXHIBIT C

DISCLOSURE SCHEDULE

EXHIBIT D

REPRESENTATIONS AND WARRANTIES OF COVENANTORS

1.                                      Organization, Standing and Qualification. Each of Group Company and Yao SPV is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment (in respect of each of the Domestic Enterprise and the Domestic Subsidiaries, its registered capital has been contributed in full and in respect of the PRC Subsidiary its registered capital of US$48,500,000 has been contributed in full) and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any Transaction Agreement to which it is a party.  Each of Group Company and Yao SPV is qualified or licensed to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified or licensed could have a Material Adverse Effect.  Each of Group Company and Yao SPV is not in receivership or liquidation; no steps have been taken to enter into liquidation; and no petition has been presented for winding up any Group Company or Yao SPV; and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of any Group Company or Yao SPV.

2.                                      Capitalization.

(a)                                 Immediately prior to the First Closing, the authorized share capital of the Company consists of the following:

(i)                                     Ordinary Shares. A total of 4,912,433,396 authorized Ordinary Shares, of which 44,245,388 Ordinary Shares are issued and outstanding immediately prior to the First Closing.  The Company holds no treasury shares.  The Company has reserved 16,729,892 Ordinary Shares for issuance to officers, directors, employees of, and consultants to, any Group Company under the ESOP (and out of which only 6,760,696 Ordinary Shares are unissued) as of the First Closing and, if there is the Second Closing, as of the Second Closing.

(ii)                                  Preference Shares. A total of 87,566,604 authorized Preference Shares, of which 27,028,572 are designated as Series A Shares, all of which are issued and outstanding immediately prior to the First Closing, 19,047,620 are designated as Series A-1 Shares, all of which are issued and outstanding immediately prior to the First Closing, 26,247,412 are designed as Series B Shares, all of which are issued and outstanding immediately prior to the First Closing, and 15,243,000 are designated as Series B-1 Shares, none of which is issued and outstanding immediately prior to the First Closing.

(iii)                               Options, Warrants, Reserved Shares. The Company has reserved 87,566,604 Ordinary Shares for issuance upon the conversion of the Preference Series.  Except for (A) the conversion privileges of the Preference Shares, (B) the preemptive rights provided in the Shareholders Agreement, and (C) the transactions contemplated by the

Transaction Agreements, there are no subscriptions, options, warrants, conversion privileges, pre-emptive or other rights or Contracts with respect to the issuance or transfer of any shares of the Company.  Except as set forth in the preceding sentence, no shares (including the Subscribed Shares and the Conversion Shares) of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other Person).

(b)                                 BVI Subsidiary.   Immediately prior to the First Closing, the share capital of the BVI Subsidiary is US$60,000, consisting of (i) 167,676,396 ordinary shares, par value US$0.00025 per share, of which 44,245,388 is issued and outstanding, and (ii) 72,323,604 preference shares par value US$0.00025 per share, of which 27,028,572 are designated as series A preference shares, all of which are issued and outstanding, 19,047,620 are designated as series A-1 preference shares, all of which are issued and outstanding, and 26,247,412 are designed as series B preference shares, all of which is issued and outstanding and the Company owns hundred percent (100%) of the issued and outstanding ordinary shares and preference shares of the BVI Subsidiary (on a fully diluted basis) which is free and clear of any Encumbrance.  There are no subscriptions, options, warrants, conversion privileges, pre-emptive or other rights or Contracts with respect to the issuance or transfer of any shares of the BVI Subsidiary.  There are no shares of the BVI Subsidiary’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the BVI Subsidiary, that are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the BVI Subsidiary or any other Person).

(c)                                  HK Subsidiary.  Immediately prior to the First Closing, the share capital of the HK Subsidiary is HK$10,000, consisting of 10,000 ordinary shares, par value HK$1 per share, of which 1 is issued and outstanding and the BVI Subsidiary  owns hundred percent (100%) of the issued and outstanding shares of the HK Subsidiary (on a fully diluted basis) which is free and clear of any Encumbrance.  There are no subscriptions, options, warrants, conversion privileges, pre-emptive or other rights or Contracts with respect to the issuance or transfer of any shares of the HK Subsidiary.  There are no shares of the HK Subsidiary’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the HK Subsidiary, that are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the HK Subsidiary or any other Person).

(d)                                 PRC Subsidiary Registered Capital. Immediately prior to the First Closing, the registered capital of the PRC Subsidiary is US$53,500,000, of which US$48,500,000 has been contributed in full.  The contributed registered capital of the PRC Subsidiary has been duly verified by a certified accountant registered in the PRC, and the verification report was timely filed with the relevant PRC Governmental Authority.  The HK Subsidiary owns hundred percent (100%) of the registered capital of the PRC Subsidiary (on a fully diluted basis), which is free and clear of any Encumbrance.  There are no subscriptions, options, warrants, conversion privileges, pre-emptive or other rights or Contracts with respect to the issuance of any equity interest or registered capital, or any securities convertible into or exchangeable for any equity interest or registered capital, of the PRC Subsidiary.

(e)                                  Domestic Enterprise Registered Capital. Immediately prior to the First Closing, the registered capital of the Domestic Enterprise is RMB1,000,000, all of which has been contributed in full.  The contributed registered capital of the Domestic Enterprise has been duly verified by a certified accountant registered in the PRC, and the verification report was timely filed with the relevant PRC Governmental Authority.  Each of Jinbo Yao, Jianbo Su, Baoshan Wang, Mingke He and Beijing Wanglintong Information Technology Co., Ltd.  (北京网邻通信息技术有限公司) owns thirty-four point seven nine percent (34.79%), nine point zero four percent (9.04%), three point zero one percent (3.01%), thirty-nine point eight two percent (39.82%) and thirteen point three four percent (13.34%) of the registered capital of the Domestic Enterprise respectively (on a fully diluted basis), which is free and clear of any Encumbrance other than the Encumbrance created under the Restructuring Documents.  Except for the transactions contemplated by the Transaction Agreements and Restructuring Documents, there are no subscriptions, options, warrants, conversion privileges, pre-emptive or other rights or Contracts with respect to the issuance of any equity interest or registered capital, or any securities convertible into or exchangeable for any equity interest or registered capital, of the Domestic Enterprise.  The particulars of the Domestic Enterprise are set forth in EXHIBIT M, which are true and correct.

(f)                                   Domestic Subsidiary Registered Capital.  Immediately prior to the First Closing, the registered capital of each Domestic Subsidiary is set forth in EXHIBIT N, all of which has been contributed in full and duly verified by a certified accountant registered in the PRC, and the verification report was timely filed with the relevant PRC Governmental Authority.  The Domestic Enterprise owns such percentage of the registered capital of each Domestic Subsidiary (on a fully diluted basis) as set forth in EXHIBIT N, which is free and clear of any Encumbrance.  Except for the transactions contemplated by the Transaction Agreements, there are no subscriptions, options, warrants, conversion privileges, pre-emptive or other rights or Contracts with respect to the issuance of any equity interest or registered capital, or any securities convertible into or exchangeable for any equity interest or registered capital, of any Domestic Subsidiary.  The particulars of each Domestic Subsidiary are set forth in EXHIBIT N, which are true and correct.

(g)                                  No Encumbrance.  Except for the transactions contemplated under the Transaction Agreements and except as set forth in Section 2(g) of the Disclosure Schedule, none of the Covenantors or any of their respective Affiliates is a party to any Contracts by which any of them is bound or obligated to transfer or assign or create any Encumbrance on any interest, economic or otherwise, in any equity interests of any Group Company to any Person.  Except for the Transaction Agreements and except as set forth in

Section 2(g) of the Disclosure Schedule, there is no other Contracts between or among any Founder, and/or any other shareholder of any Group Company with respect to the ownership or voting or Control of any Group Company.

3.                                      Subsidiaries; Group Structure. Except as specified in this Section 3 of EXHIBIT D and Yao SPV is wholly owned by Jinbo Yao, and subject to Section 3 of the Disclosure Schedule, no Covenantor has any Subsidiary or presently owns or Controls, directly or indirectly, any interest in any other Person.  The Group Companies do not maintain any offices or branches or Subsidiaries except for the offices set forth in Section 3 of the Disclosure Schedule.

4.                                      Due Authorization.  All corporate action on the part of the Group Companies, Yao SPV and, as applicable, their respective officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Group Companies and Yao SPV under this Agreement, the Shareholders Agreement, the Restated Articles, the Restructuring Documents and any other agreements the execution of which is contemplated hereunder or thereunder (together the “Transaction Agreements”), and (b) the authorization, issuance, reservation for issuance and delivery of all of the Subscribed Shares being sold under this Agreement and of the Conversion Shares, has been taken or will be taken prior to the First Closing.  Each of the Covenantors has all requisite power and authority to execute and deliver this Agreement and other Transaction Agreements to which it is a party.  Each Transaction Agreement to which a Covenantor is a party is a valid and binding obligation of such Covenantor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

5.                                      Valid Issuance.

(a)                                 The Subscribed Shares and the Conversion Shares, when issued, sold and delivered in accordance with the terms of this Agreement will be duly and validly authorised and issued, credited as fully paid, and nonassessable.

(b)                                 The issued and outstanding share capital of the Group Companies are duly and validly authorized and issued, fully paid and nonassessable (and in case of each of the Domestic Enterprise and the Domestic Subsidiaries, its registered capital has been contributed in full and in case of the PRC Subsidiary its registered capital of US$48,500,000 has been contributed in full).  All outstanding shares, options, warrants and other securities of the Company have been issued (and the issuance of Subscribed Shares or Conversion Shares shall be) in full compliance with the requirements of all Applicable Laws, including, to the extent applicable, the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws and regulations, including, without limitation, anti-fraud provisions, and the Company’s Constitutional Documents at the time of such issuance.

6.                                      Financial Statement.

(a)                                 Prior to the date of the First Closing, the Group Companies have delivered to the Investor their unaudited consolidated financial statements and management accounts (including balance sheet, profit and loss statement, and cash flow statement) as of December 31, 2010 (collectively, the “Financial Statements”).

(b)                                 The Financial Statements have been prepared in accordance with US GAAP.  Since December 31, 2010, none of the Group Companies has changed any of the accounting principles or practices used by it in the past.

(c)                                  The Financial Statements are accurate and complete in all material respects and present fairly the financial position of each Group Company as of the respective dates thereof and the results of operations of each Group Company for the periods covered thereby.  In particular, the Financial Statements reflect all debts, liabilities, and obligations of any nature whether due or to become due (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) of the Group Companies as at December 31, 2010, and contain all necessary reserves, provisions and accruals in accordance with US GAAP.  The Financial Statements present an accurate picture of the net assets, financing and results of operations of the Group Companies taken as a whole in accordance with US GAAP as at December 31, 2010.

(d)                                 All transactions conducted by the Group Companies have been duly recorded on their books and in their accounting records to the extent required by US GAAP and other applicable local accounting provisions and regulations.  As at December 31, 2010, the Group Companies have not incurred, assumed or guaranteed any liabilities or debts of any nature (whether due, fixed, contingent or otherwise) that were material to the business of any Group Company and were not reflected or expressly provisioned against in the Financial Statements.

(e)                                  Except as set forth in the Financial Statements and in the Disclosure Schedule, (i) none of the Group Companies have any liability or obligation, absolute or contingent (individually or in the aggregate), or any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed or guaranteed, (ii) no Group Company is a guarantor or indemnitor of any liability, obligation or indebtedness of any Person, (iii) none of the Founders is a guarantor or indemnitor of any liability, obligation or indebtedness of any Group Company, and (iv) none of the Covenantors has pledged or created any Encumbrance over any of its interest in the securities of any Group Company.

7.                                      Title to Properties and Assets. Each Group Company has good and marketable title to its properties and assets, and none of its properties and assets is subject to any Encumbrance.  With respect to the properties and assets it leases, each Group Company is in compliance with each lease to which it is a party and such Group Company holds valid leasehold interests in such properties and assets.

8.                                      Status of Proprietary Assets.

(a)                                 Each Group Company (i) has independently developed and owns free and clear of any Encumbrance, or (ii) has a valid right or license to use, all

Proprietary Assets, including Registered Intellectual Property, necessary and appropriate for its business as now conducted and as proposed to be conducted and without any conflict with or infringement of the rights of others.  Section 8 of the Disclosure Schedule contains a complete list of Proprietary Assets, including all Registered Intellectual Property, of each Group Company.  Each of the Group Companies has taken all steps it reasonably considers necessary (including registrations with, or applications to register with, the appropriate Governmental Authority) to perfect or protect its actual and alleged Proprietary Assets and such Proprietary Assets are valid and enforceable.

(b)                                 There are no outstanding options, licenses, Contracts or rights of any kind granted by any Group Company or any other Person relating to any Group Company’s Proprietary Assets, nor is any Group Company bound by or a party to any options, licenses, Contracts or rights of any kind with respect to the Proprietary Assets of any other Person, except, in either case, for standard end-user agreements with respect to commercially readily available intellectual property such as “off the shelf” computer software.

(c)                                  No Covenantor has received any communications alleging that it has violated or, by conducting its business as proposed, could violate any Proprietary Assets of any other Person, nor, to the best knowledge of the Covenantors is there any reasonable basis therefor.  To the best knowledge of the Covenantors, no other Person is infringing any Proprietary Assets of any Group Company.

(d)                                 None of the Founders nor, to the best knowledge of the Covenantors, any of the current or former officers, employees or consultants of any Group Company (at the time of their employment or engagement by a Group Company) has been or is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that could interfere with the use of his, her or its best endeavors to promote the interests of such Group Company or that could conflict with the business of such Group Company as proposed to be conducted or that could prevent such Founders, officers, employees or consultants from assigning to such Group Company inventions conceived or reduced to practice in connection with services rendered to such Group Company.  Neither the execution, delivery nor performance of the Transaction Agreements, nor the carrying on of the business of any Group Company by its employees, nor the conduct of the business of any Group Company as proposed, will, to the best knowledge of the Covenantors, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such Founders, officers, employees or consultants is now obligated.  No government funding, facilities of any educational institution or research center, or funding from third parties has been used in the development of any Proprietary Assets of any Group Company.

9.                                     Material Contracts and Obligations.

(a)                                 All Contracts, indebtedness, liabilities and other obligations to which a Group Company is a party or by which it is bound, that (i) are material to the conduct and operations of such Group Company’s business and properties (including without limitation the Restructuring Documents), (ii) involve any of the Founders, officers, consultants, directors, employees, shareholders or Affiliates of such Group Company; or (iii) obligate such Group Company to share, license or develop any product or technology (except licenses granted in the ordinary course of business), other than agreements entered into by or on behalf of any Group Company in the ordinary course of business, are disclosed in Section 9 of the Disclosure Schedule and have been made available for inspection by the Investor and its counsel.  Such Contract, indebtedness, liabilities and obligations are valid and binding, in full force and effect and enforceable against such Group Company in accordance with its terms.  None of the Group Companies is in default or breach under any of such Contract, indebtedness, liabilities and obligations.

(b)                                 For purposes of this Section 9 of EXHIBIT D, “material” shall mean (i) having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of US$200,000 or that extend for more than one (1) year beyond the date of this Agreement, (ii) not terminable upon thirty (30) days notice without incurring any penalty or obligation, (iii) containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any Group Company’s right to offer or sell products or services in specified areas, during specified periods, or otherwise, (iv) not entering into in the ordinary course of business, (v) transferring or licensing any Proprietary Assets to or from any Group Company (other than licenses granted in the ordinary course of business or licenses for commercially readily available “off the shelf” computer software) or (vi) an agreement the termination of which could be reasonably likely to have a Material Adverse Effect on any Group Company.

10.                               Litigation.  There is no action, suit, proceeding, claim, litigation, arbitration or investigation (the “Action”) pending or currently threatened, against any of the Covenantors, any Covenantor’s activities, properties or assets, or, to the best knowledge of the Covenantors, against any officer, director, employee or shareholder of a Group Company in connection with such officer’s, director’s, employee’s or shareholder’s relationship with, or actions taken for or on behalf of, the Group Company or otherwise.  No Acton with respect to any Applicable Law relating to anti-money laundry is taking place or threatened against any Covenantor in any court or Governmental Authority.  To the best knowledge of the Covenantors, there is no factual or legal basis for any such Action that could be likely to result, individually or in the aggregate, in any Material Adverse Effect on any Covenantor.  None of the Covenantors is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority or instrumentality and there is no Action by any Covenantor currently pending or which it intends to initiate.

11.                               Compliance with Laws; Consents and Permits.

(a)                                 None of the Group Companies is in violation of any Applicable Law in respect of its formation or the conduct of its business or the ownership of its properties.  Each Group Company has complied with all Applicable Laws, including Applicable Laws relating to anti-money laundry within the relevant jurisdictions.

(b)                                 All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any Governmental Authority or any third party, which are required to be obtained or made by each Covenantor in connection with the consummation of the transactions contemplated under the Transaction Agreements shall have been obtained or made prior to and be effective as of each Closing.  Each Group Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted and as proposed to be conducted, which are in full force and effect, and the absence of which could reasonably be expected to have a Material Adverse Effect.  None of the Group Companies is in default under any of such franchise, permit, license or other similar authority.

(c)                                  For purposes of this Agreement, “Government Official” means (i) a governmental official or (ii) an officer, employee or Person acting in an official capacity for or on behalf of a government, Governmental Authority or public international organization.  No Covenantor or any director, officer, agent, employee or representative or any other Person associated with or acting for or on behalf of the foregoing has (A) offered to pay, paid, promised to pay, or authorized the payment of any money, or (B) offered to give, given, promised to give, or authorized the giving of any gift, to any Government Official or political party or official thereof or any candidate for political office (or a Person that a Covenantor could reasonably expect to deliver such money or gift to a Government Official or political party or official thereof or any candidate for political office) for the purpose of:

(i)                         (x) influencing any act or decision of such Government Official or political party or official thereof or any candidate for political office, (y) inducing a Government Official or political party or official thereof or any candidate for political office to do or omit to do any act in violation of the lawful duty of such Government Official or political party or official thereof or any candidate for political office, or (z) securing any improper advantage; or

(ii)                      inducing such Government Official or political party or official thereof or any candidate for political office to use his or her or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to help a Covenantor obtain, retain business for or with, or direct business to the Covenantor.

12.                               Non-Contravention.  None of the Group Companies is in, nor shall the conduct of its business as currently or proposed to be conducted result in, violation, breach or default of (a) any term of the Constitutional Documents of such Group Company, or (b) in any material respect any term or provision of any Contract to which such Group Company is a party or by which it may be bound, including without limitation the Restructuring Documents (the “Group Company Contracts”) or (c) any provision of any judgment, decree, order or Applicable Law applicable to or binding upon such Group Company.  None of the activities, Contract, or rights of any Group Company is ultra vires or unauthorized or in violation of any Applicable Law.  The execution, delivery and performance of and compliance with the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby do not and will not result in any such violation, breach or default, or conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Constitutional Documents of any Group Company or any Group Company Contract, or a violation of any Applicable Law, or an event which results in the creation of any Encumbrance (or any obligation to create any Encumbrance) upon any asset of any Group Company.

13.                               Disclosure.  Each of the Covenantors has provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Subscribed Shares and all information that each of the Covenantors believes is reasonably necessary to enable the Investor to make such decision.  No representation or warranty by the Covenantors in the Transaction Agreements and no information or materials provided by the Covenantors to the Investor in connection with the negotiation, execution, delivery or performance of the Transaction Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, including without limitation the Financial Statements and any information contained therein.

14.                               Registration Rights.  Except as provided in the Transaction Agreements or as disclosed in Section 14 of the Disclosure Schedule, none of the Covenantors has granted or agreed to grant any Person any registration rights with respect to, nor is the Company obliged to list or register, any of the Company’s equity (or any other Group Company’s equity or registered capital) on any securities exchange.

15.                              Activities Since Financial Statements.  Since the date of the Financial Statements, (a) each Group Company has conducted their respective businesses in ordinary course, in substantially the same manner in which they had been previously conducted, and has not taken any actions that could require the consent of the Investor Director or any Investor or any holder of Series B-1 Shares under any Transaction Agreement and (b) there has not been any event or condition of any character which might have a Material Adverse Effect on any Group Company.

16.                               Tax Matters.

(a)                                 Each of the Group Companies has timely filed all tax returns and reports as required by Applicable Law.  Such tax returns and reports are true and correct in all material respects.  All taxes actually assessed against each of the Group Companies (whether or not shown on any tax return or report) have been paid on or prior to the due date for such taxes.  None of Group Companies is currently the beneficiary of an extension of time within which to file any tax return or report with any applicable taxing authority.

(b)                                 There has been no deficiency for taxes assessed against any of the Group Companies by any taxing authority and no circumstances exist, to the knowledge of the Covenantors, that could reasonably be expected to cause any Group Company to be assessed for a material tax deficiency.

17.                               Interested Party Transactions.

(a)                                 None of the Covenantors, officer, employee or director of a Group Company or any Affiliate or Associate of any such Person has any Contract, understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits) (other than those transactions contemplated in the Transaction Agreements).

(b)                                 Neither any officer, employee or director of a Group Company, nor any Affiliate or Associate of any such Person has any direct or indirect ownership interest in any firm or corporation with which a Covenantor is affiliated or with which a Covenantor has a business relationship, or any firm or corporation that competes with a Group Company.  Neither any Founder nor any of his or her Affiliate or Associate has any direct or indirect ownership interest in any firm or corporation with which a Group Company is affiliated or with which a Group Company has a business relationship, or any firm or corporation that competes with a Group Company (other than other Group Companies).

(c)                                  None of the Covenantors nor officer, employee or director of a Group Company or any Affiliate or Associate of any such Person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, property, intellectual or other property rights or services; or (ii) any Contract to which another Covenantor is a party or by which it may be bound or affected (other than those Contracts contemplated in the Transaction Agreements).

(d)                                 All transactions entered or to be entered into by any Group Company shall be “arm-length” transactions.

18.                               Employee Matters.  Each Group Company has complied in all material aspects with all applicable employment and labor laws.  To the best knowledge of the Covenantors, none of the Group Company’s officers or key employees intends to terminate his or her employment with such Group Company, nor does any Group Company have a present intention to terminate the employment of any officer or key employee.  None of the Group Companies is a party to or bound by any currently effective incentive plan (other than the ESOP), profit sharing plan, retirement agreement or other employee compensation agreement.  Each Founder, employee, director, officer and consultant of the Group Companies has duly executed a non-complete, non-solicitation, confidential information and invention assignment agreement with such Group Company in form and substance satisfactory to the Investor (the “Confidentiality Agreement”).  The Covenantors have no knowledge that any of such Founders, employees, directors, officers or consultants are in violation thereof.  Unless disclosed in Section 18 of the Disclosure Schedule, neither the Founders, nor the officers or key employees of any Group Company are involved in any daily business, operation, management and administration of any entity other than the Group Companies.  Each of the officers and key employees of the Group Companies and the Founders has devoted his/her full business efforts and time to the Group Companies, and the performance of his/her duties to the Group Companies will not constitute a breach of, or otherwise contravene, the terms of any employment or other agreement or policy to which he/she is a party or is otherwise bound.  Nothing contained in the Confidentiality Agreement or other related agreements will modify the provisions hereof and in the case of any conflict, this provision shall prevail.

19.                               No Other Business.  The Company was formed solely to acquire and hold an equity interest in the BVI Subsidiary.  Since its formation, the Company has not engaged in any other business and, subject to Section 6 of EXHIBIT D, has not incurred any liability.  The BVI Subsidiary was formed solely to acquire and hold an equity interest in the HK Subsidiary.  Since its formation, the BVI Subsidiary has not engaged in any other business and, subject to Section 6 of EXHIBIT D, has not incurred any liability.   The HK Subsidiary was formed solely to acquire and hold an equity interest in the PRC Subsidiary.  Since its formation, the HK Subsidiary has not engaged in any other business and, subject to Section 6 of EXHIBIT D, has not incurred any liability.  The PRC Subsidiary since established is engaged solely in the PRC Subsidiary Principal Business and has no other business activities.  Each of the Domestic Enterprise and the Domestic Subsidiaries since established is engaged solely in the Domestic Principal Business and has no other business activities.

20.                               Financial Advisor Fees.  There exists no Contract between any Covenantor or any of its Affiliates on one hand, and any investment bank or other financial advisor on the other hand under which such Covenantor may owe any brokerage, placement or other fees relating to the transactions contemplated by this Agreement or by other Transaction Agreements.

21.                               Other Representations and Warranties Relating to the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries.

(a)                                 The Constitutional Documents and certificates and related contracts and agreements of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries are valid and binding and have been duly approved or issued (as applicable) by the competent PRC Governmental Authorities.

(b)                                 All consents, approvals, authorizations or licenses required under PRC Applicable Law for the due and proper establishment and operation of each of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries have been duly obtained from the relevant PRC Governmental Authorities and are in full force and effect.

(c)                                  All filings and registrations with the PRC Governmental Authorities required in respect of each of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries and its respective operations, including but not limited to the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange (the “SAFE”), tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Applicable Laws.

(d)                                 The registered capital of each of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries is fully paid up.  The HK Company legally holds and beneficially owns hundred percent (100%) of the equity interest in the PRC Subsidiary (on a fully diluted basis), free from any Encumbrance.  Each of Jinbo Yao, Jianbo Su, Baoshan Wang, Mingke He and Beijing Wanglintong Information Technology Co., Ltd.  (北京网邻通信息技术有限

公司) owns thirty-four point seven nine percent (34.79%), nine point zero four percent (9.04%), three point zero one percent (3.01%), thirty-nine point eight two percent (39.82%) and thirteen point three four percent (13.34%) of the equity interest in the Domestic Enterprise respectively (on a fully diluted basis), free from any Encumbrance other than the Encumbrance created under the Restructuring Documents.  The Domestic Enterprise legally holds and beneficially owns such percentage of the equity interest in each Domestic Subsidiary (on a fully diluted basis) as set forth in EXHIBIT N, free from any Encumbrance.  There are no outstanding rights, or commitments made by the PRC Subsidiary or the Domestic Enterprise or any Domestic Subsidiary to sell any of its equity interest.

(e)                                  None of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries is in receipt of any letter or notice from any relevant Governmental Authority notifying revocation of any permits or licenses issued to it for noncompliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it.

(f)                                   Each of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries has been conducting and will conduct its business activities within the permitted scope of business or is otherwise operating its business in full compliance in all material aspects with all Applicable Law and with all requisite licenses, permits and approvals granted by the competent PRC Governmental Authorities.

(g)                                  In respect of approvals, licenses or permits requisite for the conduct of any part of the business of the PRC Subsidiary or the Domestic Enterprise or any Domestic Subsidiary which are subject to periodic renewal, none of the Covenantors has any reason to believe that such requisite renewals will not be timely granted by the relevant PRC Governmental Authorities.

(h)                                 With regard to employment and staff or labor management, each of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries has complied with all PRC Applicable Laws in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, and pensions.

22.                               Minute Books.  The internal records of each Group Company contain a complete summary of all material meetings and actions taken by directors and equity interest holders of such Group Company since its time of formation, and reflect all transactions referred to in such minutes accurately in all material respects.

23.                               Insurance.  Section 23 of the Disclosure Schedule provides a complete list of each Group Company’s insurance policies currently in effect.  Each of the Group Companies maintains insurance which meets the relevant legal requirement in accordance with the Applicable Laws.  None of the Group Companies has done or omitted to do or suffered anything to be done or not to be done other than any acts in the ordinary course of business which has or would render any policies of insurance taken out by it or by any other Person in relation to any of such Group Company’s assets void or voidable or which could result in an increase in the rate of premiums on the said policies and there are no claims outstanding and, to the Covenantors’ best knowledge, no circumstances which could give rise to any claim under any of such policies of insurance.  None of the Group Companies has received notice that any insurer under any such policy is denying liability with respect to a claim or defending under a reservation of rights clause.  All such policies are legal, valid, binding and enforceable, and are in full force and effect and have not been cancelled.  All premiums on such policies have been paid in full when due and the policies are not subject to cancellation.  None of the Group Companies is in breach or default of any policy.  There are no claims that have not been reimbursed to any Group Company.

24.                               No Immunity.  Each of the Covenantors is generally subject to civil and commercial law with respect to its obligations under each of the Transaction Agreements to which it is a party; the execution, delivery and performance of the Transaction Agreements by it constitutes private and commercial acts and neither it nor any of its assets enjoy any right of immunity from set-off, suit or execution in respect of its obligations under each of the Transaction Agreements to which it is a party.

EXHIBIT E

REPRESENTATIONS AND WARRANTIES OF INVESTOR

1.                                      Due Organization.  Such Investor is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment.

2.                                      Authorization. Such Investor has all requisite power, authority and capacity to enter into the Transaction Agreements to which it is a party, and to perform its obligations hereunder and thereunder.  Each Transaction Agreements to which it is a party has been duly authorized, executed and delivered by such Investor.  Each Transaction Agreements to which it is a party, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against it in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) the effect of rules of law governing the availability of equitable remedies.

EXHIBIT F

COVENANTS OF COVENANTORS

1.                                      Conversion.  The Company covenants to at all times reserve sufficient Ordinary Shares or, if the reservation is insufficient, the Covenantors undertake to take all actions necessary to authorize such additional Ordinary Shares, for issuance upon conversion of all Series B-1 Shares under the Transaction Agreements.

2.                                      Use of Proceeds from the Sale of Subscribed Shares.  Unless otherwise determined by the Investor, the proceeds from the issuance of the Subscribed Shares (the “Proceeds”) shall be used exclusively by the Group Companies for customer acquisition, product development, internal management improvement, brand building, working capital and other general business activities in the Company, in its consolidated Subsidiaries, in the PRC Subsidiary Principal Business or in the Domestic Principal Business.

3.                                      Business of the Company.  Unless otherwise determined by the Investor, the business of the Company shall be restricted to the holding, management and disposition of an equity interest in the BVI Subsidiary.

4.                                      Business of the BVI Subsidiary.  Unless otherwise determined by the Investor, the business of the BVI Subsidiary shall be restricted to the holding, management and disposition of an equity interest in the HK Subsidiary.

5.                                      Business of the HK Subsidiary. Unless otherwise determined by the Investor, the business of the HK Subsidiary shall be restricted to the holding, management and disposition of an equity interest in the PRC Subsidiary.

6.                                      Business of the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries.  Unless otherwise determined by the Investor, the business of the PRC Subsidiary shall be restricted to the PRC Subsidiary Principal Business, and the business of the Domestic Enterprise and each Domestic Subsidiary shall be restricted to the Domestic Principal Business.

7.                                      Governance of Group Company.  The board of directors of any Group Company shall be re-constituted so that it shall have the same number of directors as the Company, and the Series B Shareholders and the Series B-1 Shareholders shall be entitled to appoint the same number of directors to any Group Company as they are entitled to appoint to the Company.  All directors of any Group Company shall be appointed and removed only by the Company pursuant to action of the Board.  The Covenantors shall procure that (a) all corporate actions of any Group Company shall be pursuant to action by the Board; (b) none of the Group Companies shall take any action that has not been approved by the Board; and (c) the Group Companies will take the action if it has been approved and adopted by the Board.

8.                                      Board Meeting.  At least one (1) Board meeting shall be held every three (3) months.  Four (4) directors of the Company (which must include at least the director designated by each of (i) the holders of a majority of the then outstanding Ordinary Shares, (ii) the holders of a majority of the then outstanding Series A Shares, (iii) the holders of a majority of the then outstanding Series A-1 Shares and (iv) the holders of more than fifty percent (50%) of the aggregate number of Ordinary Shares into which the then outstanding Series B Shares and Series B-1 Shares are convertible, respectively) present in person or by proxy shall constitute a quorum which shall be necessary for the conduct of business at any meeting of the Board.

9.                                      Equity Compensation.  The Board and the shareholders of the Company shall have duly adopted the employee equity incentive plans or purchase plans in form and substance satisfactory to the Investor (the “ESOP”) and duly reserved 16,729,892 Ordinary Shares for the ESOP (and out of which 6,760,696 Ordinary Shares are unissued) to the satisfaction of the Investor; provided that such number of unissued Ordinary Shares under the ESOP shall not exceed 4.8788% of the fully diluted capital of the Company immediately after the First Closing and, if there is the Second Closing, immediately after the Second Closing contemplated under this Agreement.  The Company shall not directly or indirectly issue Ordinary Shares, share options or other forms of equity of any Group Company to employees, directors or consultants, except in accordance with the ESOP or other employee equity compensation plans to be approved by the Board pursuant to terms and conditions of the Shareholders Agreement.

10.                               Confidentiality Agreement.  The Covenantors shall cause all of the respective current and future employees, directors, officers and consultants of any Group Company and each of the Founders to enter into each applicable Group Company’s standard form Confidentiality Agreement in form and substance satisfactory to the Investor.

11.                              Additional Covenants.  Except as required by this Agreement, no resolution of the directors, owners, or shareholders of any of the Group Companies shall be passed, nor shall any Contract be entered into, in each case, prior to the First Closing without the prior written consent of the Investor, except that each of the Group Companies may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into Contracts for so long as they are effected in the ordinary course of business.

12.                               Conduct of Business.  Between the date hereof and the date of the First Closing, each Group Company shall conduct its respective business in the ordinary course, unless otherwise contemplated by the Transaction Agreements.

13.                               Notice of Changes.  Between the date hereof and the date of the First Closing, if any of the Covenantors becomes aware of any fact or event that could cause the representations and warranties of the Covenantors set forth in EXHIBIT D to (a) fail to be true and correct in all material respects, or (b) be materially misleading, such Covenantor shall give immediate written notice thereof to the Investor in which event the Investor may within fifteen (15) Business Days after receiving such notice terminate this Agreement by written notice without any penalty whatsoever and without prejudice to any rights that the Investor may have under this Agreement, any Transaction Agreement or Applicable Law.  In such case, each of the Covenantors shall jointly and severally indemnify the Investor against all Losses incurred by it in connection with the negotiation, preparation and termination of the Transaction Agreements.

14.                               Restated Articles and Shareholders Agreement.  At or prior to the First Closing, each Covenantor shall, and procure each of the Series A Shareholder, the Series A-1

Shareholders, the Series B Shareholders, and other shareholders of the Company to, (a) take all necessary or appropriate corporate and other actions to adopt the Second Amended and Restated Memorandum and Articles of Association of the Company, substantially in form attached hereto as EXHIBIT I (in form and substance satisfactory to the Investor) (the “Restated Articles”) and (b) execute and deliver an amended and restated shareholders agreement, substantially in form attached hereto as EXHIBIT J (in form and substance satisfactory to the Investor) (the “Shareholders Agreement”) which shall terminate and replace the existing Shareholders Agreement dated July 6, 2011 entered into by and among, inter alios, the Company, the Series A Shareholder, the Series A-1 Shareholders and the Series B Shareholders.

15.                               Bank Account.  The Proceeds shall be deposited with the Closing Account of the Company outside the PRC the details of which shall be specified by the Company in writing prior to the First Closing, unless otherwise agreed by the Company and by the Investor.

16.                               Further Assurance.  Each of the Covenantors shall jointly and severally (a) cooperate with the Investor to provide all due diligence requested by the Investor; (b) take all necessary or appropriate corporate and other actions to consummate the transactions contemplated by this Agreement and by other Transaction Agreements, including the satisfaction of the closing conditions set forth in any Transaction Agreement; and (c) do and perform, or cause to be done and performed, all such further acts, and execute and deliver all such other agreements, certificates, instruments and documents required to give effect to the terms and intent of this Agreement and other Transaction Agreements.

17.                               Compliance.

(a)                                 Each of the Covenantors shall at all times ensure that all activities of the Group Companies shall be in compliance with all Applicable Laws.

(b)                                 Each of the Covenantors shall at all time ensure that all Group Companies shall maintain valid, and in full force and effect, any and all material licenses and permits.

(c)                                  Each of the Covenantors undertakes that it shall not, and each of them shall not cause or permit any Group Company, director, officer, agent, employee, representative or any other Person associated with or acting for or on behalf of the foregoing to, offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of any gift, to any Government Official, political party or official thereof or any candidate for political office (or to any Person that any of the Covenantors could reasonably expect to deliver such money or gift to a Government Official, political party or official thereof or any candidate for political office) for the purposes as specified in Section 11(c)(i) or Section 11(c)(ii) of EXHIBIT D.  The Covenantors shall immediately notify the Investor of any action that may constitute a violation of this Section 17 of EXHIBIT F.

18.                               Interested Party Transactions.  All transactions entered or to be entered into by any Group Company shall be “arm-length” transactions.

19.                               Non-Compete Covenants. Each of the Covenantors shall not, and shall procure none of his or her or its Affiliate or Associate will, directly or indirectly, either by himself or herself or itself or in conjunction with or through any other Person:

(a)                                 during the Relevant Period and for a period of two (2) years after the Relevant Period (collectively “Restriction Period”), participate, assist, advise, consult, be concerned with, engaged or interested in, any business or Person in any manner, which is in competition with the business carried on by any Group Company at any time during the Restriction Period;

(b)                                 during the Restriction Period, solicit in any manner any Person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c)                                  during the Restriction Period, solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company; or

(d)                                 at any time disclose to any Person, or use for any purpose (except for the ordinary business of the Group Companies), any information concerning the business, accounts, finance, transactions or Proprietary Assets rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

Each undertaking in paragraphs (a), (b), (c), and (d) of this Section 19 of EXHIBIT F shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected.

Each of the Covenantors hereby expressly acknowledges and declares that he has duly considered the undertakings set out in this Section 19 of EXHIBIT F and considers that they are reasonable in the circumstances and warrants and undertakes to the Investor that he shall not challenge or query the validity and enforceability of these undertakings.

For the purposes of this Section 19 of EXHIBIT F, “Relevant Period” means, in relation to a Founder or his Affiliate or Associate, the period during which he or his Affiliate or Associate is a shareholder, director, employee and/or has any direct or indirect interest (legal or beneficial) in the capital of any of the Group Companies.

20.                               Equity Transfer.  Unless with the Investor’s written approval and notwithstanding other provisions of the Transaction Agreements, none of the Founders shall directly or indirectly transfer or dispose of any of his or her equity interest in any Group Company, nor shall they grant an option over such equity interest or enter into any agreement in respect of the votes attached to such equity interest, to any other Person so long as an Investor directly or indirectly owns or holds any interest in any Group Company.

21.                               SAFE Registration.  Each Founder shall fully comply with all legal requirements with respect to his or her direct or indirect holding of the Ordinary Shares or other securities in the Company (if any) and with respect to the Restructuring Documents on a continuing basis, including but not limited to registering such shareholding with the SAFE, in a timely manner, as required under the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents (《关于境内居民通过境外特殊目的公司境外融资及返程投资外汇管理有关问题的通知》) (the “SAFE Circular”) if it is applicable, and any other applicable requirements imposed by the PRC Governmental Authorities, and obtaining all necessary consents, approvals, permits and registrations in connection therewith.  Without limiting the generality of the preceding sentence, each of the Founders shall have filed for registration and received approvals from the Beijing Administration of Foreign Exchange Department of the SAFE pursuant to the SAFE Circular and other relevant circulars issued by the SAFE (a) prior to the date of the First Closing in relation to his or her direct or indirect holding of the Ordinary Shares and other securities in the Company (if any) and in relation to the Restructuring Documents and (b) within one (1) month after the date of each Closing in relation to the transactions contemplated hereunder and provided a copy of such approvals obtained from the Beijing Administration of Foreign Exchange Department of the SAFE to the Investor.

22.                               Fulfillment of Closing Conditions. Each of the Covenantors shall use their best endeavors to fulfill each of the closing conditions set forth in this Agreement and other Transaction Agreements, including without limitation Section 6.1 hereof.

23.                               RESERVED.

24.                               Exclusivity.  From the date hereof until the Termination Date, each Covenantor agrees not to (a) discuss the sale of any equity interest or securities of, or any other debt financing transaction of, any Group Company with any third party, or (b) to provide any information with respect to any Group Company to a third party in connection with a potential investment by such third party in the equity interest or securities of, or any other debt financing transaction of, any Group Company, or (c) to close any equity or debt financing transaction of any Group Company with any third party.  This Section 24 of EXHIBIT F shall terminate and be of no further force and effect immediately following the Second Closing.

25.                               Transfer of Registered Proprietary Assets.  Unless otherwise determined by the Investor, the Covenantors shall (a) transfer such technologies, technical platforms and Proprietary Assets of the Domestic Enterprise or any Domestic Subsidiary, and/or (b) immediately after such Proprietary Assets of the Domestic Enterprise or any Domestic Subsidiary being registered, filed with or recorded by any Governmental Authority, transfer such registered Proprietary Assets, to the PRC Subsidiary as determined by the Investor as necessary for the operation of the PRC Subsidiary at no consideration, free from any Encumbrance and in accordance with Applicable Laws, to the satisfaction of the Investor.  Without prejudice to the foregoing sentence, Yao and each other Covenantors shall transfer (a) the domain name disclosed in the Disclosure Schedule to the Domestic Enterprise within three (3) months after the date of First Closing and (b) the registered trademarks, trademark applications and software copyrights disclosed in the Disclosure Schedule to the PRC Subsidiary within six (6) months after the date of First Closing, in each case, at no consideration, free from any Encumbrance and in accordance with Applicable Laws, to the satisfaction of the Investor.

26.                               Restructuring Documents.  Each Covenantor shall procure (and to the satisfaction of the Investor) that each Restructuring Document is valid and binding, in full force and effect and enforceable in accordance with its terms.  Each of the Parties hereto undertakes that to the extent that any of the Restructuring Documents is or becomes unenforceable or invalid, the Parties hereto shall make an alternative arrangements so as to maintain the economic interests of the shareholders of the Company and consolidate the financial results of the Group Companies (including without limitation the PRC Subsidiary, the Domestic Enterprise and the Domestic Subsidiaries) into the Company’s financial statements.

27.                               Due Diligence.  If there is any material finding of due diligence investigation (such investigation shall be carried out prior to the Second Closing) that the Investor is not satisfied with, the Covenantors shall provide and fulfill, and cause other relevant Group Company to provide and fulfill, remedial undertakings as reasonably requested by the Investor.

28.                               Equal Treatment.  The Covenantors agree that to the extent that any holder of Ordinary Shares, Series A Shares, Series A-1 Shares, Series B Shares or other securities of any Group Company in any financing transaction (including without limitation equity or debt financing transaction and whether consummated before or after the date hereof) enjoys any right, option, preference or privilege that is superior or more favorable or in addition to those granted to the Investor under this Agreement or under any other Transaction Agreements, the Company shall, and the Covenantors shall procure the Company to, also immediately grant the Investor such right, option, preference or privilege.

29.                               CFC/PFIC.  The Covenantors agree, and shall procure other Group Companies, to provide the Investor upon demand with books and records of the Group Companies, information with respect to shareholders and other relevant information, to cooperate with the Investor to fulfill the Investor’s obligations, liabilities and tax election demands under U.S. tax law, and to comply with all necessary reporting requirements.

EXHIBIT G

CONDITIONS TO INVESTOR’S OBLIGATIONS AT FIRST CLOSING

1.                                      Representations and Warranties. The representations and warranties made by the Covenantors in EXHIBIT D hereof shall be true and correct and complete in all respects, as of the date hereof and as of the date of the First Closing, with the same force and effect as if they were made on and as of such date.

2.                                      Performance of Obligations.  Each of the Covenantors shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the First Closing.  The Company shall have delivered each of the items that are required to be delivered by it under Section 3 of this Agreement.

3.                                      Proceedings and Documents.  All corporate and other proceedings on the part of the Group Companies in connection with the transactions contemplated under this Agreement and other Transaction Agreements and all documents and instruments incident to such transactions shall be completed and satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.                                      No Material Adverse Effect.  Since the date of this Agreement, no Group Company has suffered a Material Adverse Effect.

5.                                      Compliance Certificate.  Each of the Covenantors shall deliver to the Investor a certificate, dated the date of the First Closing, signed by the director of each of the Company, the BVI Subsidiary and the HK Subsidiary, the legal representative of each of the PRC Subsidiary and the Domestic Enterprise, and the Founders certifying that closing conditions set forth in this Agreement (including without limitation this EXHIBIT G) have been fulfilled.

6.                                      Approvals, Consents and Waivers. Each Covenantor shall have obtained all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement and other Transaction Agreements, including, but not limited to, (a) all permits, authorizations, approvals or consents of, notice to or registration with any Governmental Authority or regulatory body or other Person in relation to transactions contemplated under or as required by this Agreement and the Transaction Agreements, and (b) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Subscribed Shares at each Closing.

7.                                      No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Applicable Law that has the effect of making any of the transactions contemplated by this Agreement and other Transaction Agreements illegal or otherwise restraining or prohibiting any of the items above mentioned.

8.                                      Securities Exemptions. The offer and sale of the Subscribed Shares to the Investor pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

9.                                      Restated Articles Effective. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board and its shareholders and duly filed with the Registrar of Companies in the Cayman Islands.  Constitutional Documents of each Group Company shall be to the satisfaction of the Investor.

10.                               Appointment of Company Directors.  The Board shall consist of five (5) directors: two (2) directors nominated by the holders of at least a majority of the then outstanding Ordinary Shares (initially Jinbo Yao and Wensheng Cai), one (1) director nominated by the holders of at least a majority of the then outstanding Series A Shares (initially Dong Yang), one (1) director nominated by the holders of at least a majority of the then outstanding Series A-1 Shares (initially Frank Lin, aka, Hurst Lin) and one (1) director nominated by the holders of at least a majority of the then outstanding Series B Shares and Series B-1 Shares (initially Mr. Julian Cheng).

11.                               Employment Agreement.  Each key officer and employee of the Group Companies (the “Key Employees”) as set forth in EXHIBIT K hereto or Persons acting in such capacities, other employees, directors and officers shall have entered into an employment agreement in form and substance satisfactory to the Investor.

12.                               Confidentiality Agreement.  Each Key Employee, the Founders, director, officer and consultant of the Group Companies shall have entered into a Confidentiality Agreement in form and substance satisfactory to the Investor.

13.                               Due Diligence.  The Investor shall have completed its legal, financial, technical, business and personnel due diligence investigation of the Group Companies, the Covenantors and the Key Employees to its satisfaction.  The Company shall have delivered a Disclosure Schedule to the satisfaction of the Investor prior to the First Closing.

14.                               Legal Opinion.  The Cayman counsel to the Group Companies shall have delivered to the Investor a legal opinion dated as of the date of the First Closing addressed to the Investor in form and substance satisfactory to the Investor.

15.                               Execution of Transaction Agreements.  Each party (other than the Investor) to the Transaction Agreements (including without limitation the Shareholders Agreement and the Restructuring Documents) shall have duly executed and delivered to the Investor each of the Transaction Agreements to the satisfaction of the Investor.

16.                               Tax.  Tax liability arising out of, relating to, connected with or incidental to from, the Transaction Agreements shall be minimized to the greatest extent permitted by Applicable Laws, to the satisfaction of the Investor.

17.                               No Contravention.  None of the Covenators is in violation, breach or default of any term or provision of the Restructuring Documents and other Transaction Agreements.

18.                               Operations Plan.  The Company shall have delivered to the Investor a detailed eighteen (18)-month operations plan and capital expenditure plan of the Group Companies in form and substance satisfactory to the Investor.

19.                               No Dividend.  From the date of this Agreement until the First Closing, no dividend or other distributions has been paid directly or indirectly to any Founder, or any shareholder of any Group Company, unless with the prior written approval of the Investor.

20.                               Bank Account.  The Company shall have established and maintained a separate bank account outside the PRC to hold the Proceeds (the “Closing Account”).  The Closing Account shall be located at a bank to be mutually agreed upon by the Company and the Investor.  The details of the Closing Account shall have been advised to the Investor in writing.

EXHIBIT H

CONDITIONS TO COMPANY’ OBLIGATIONS AT FIRST CLOSING

1.                                      Representations and Warranties.  The representations and warranties of the Investor with respect to itself contained in EXHIBIT E hereof shall be true and correct in all material respects as of the date hereof and as of the date of the First Closing.

2.                                      Securities Exemptions.  The offer and sale of the Subscribed Shares to the Investor pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

3.                                      Execution of Transaction Agreements.  The Investor shall have executed and delivered to the Company the relevant Transaction Agreements to which it is a party.

EXHIBIT I

RESTATED ARTICLES

EXHIBIT J

SHAREHOLDERS AGREEMENT

EXHIBIT K

LIST OF KEY EMPLOYEES

Jinbo Yao	Chief Executive Officer
Xiaohua Chen	Senior Vice President
Jinfeng Cui	Chief Technology Officer
Lin Cong	Chief Financial Officer
Jiandong Zhuang	Vice President
Guipeng Xu	Vice President
Yusong Jin	Vice President
Bo Gao	Vice President
Qiao Lian	Director

EXHIBIT L

NOTICE

For the purpose of the notice provisions contained in the Transaction Agreements, the following are the initial addresses of each party thereto:

In case of the Founders:

JINBO YAO (姚劲波)
Address:	Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC
Post Code:	100101
Attention:	Jinbo Yao
Fax Number:	(86) 10-6445-9926
Email:	yaojb@58.com

JIANBO SU (苏剑波)
Address:	Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC
Post Code:	100101
Attention:	Jianbo Su
Fax Number:	(86)-10-6445-9926
Email:	hardylin@188.com

BAOSHAN WANG (王宝珊)
Address:	Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC
Post Code:	100101
Attention:	Baoshan Wang
Fax Number:	(86)-10-6445-9926
Email:	cws@cncn.com

NIHAO CHINA CORPORATION
Address:	Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC
Post Code:	100101
Attention:	Jinbo Yao
Fax Number:	(86) 10-6445-9926
Email:	yaojb@58.com

In case of any Group Company:

Address:	Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC
Post Code:	100101
Attention:	Jinbo Yao
Fax Number:	(86)-10-6445-9926
Email:	yaojb@58.com

In case of the Investor:

c/o Warburg Pincus Asia LLC
Suite 6703 Two International Finance Centre
8 Finance Street
Hong Kong
Attention:	Julian Cheng
Fax Number:	(852) 2521 3869
Email:	julian.cheng@warburgpincus.com

EXHIBIT M

PARTICULARS OF DOMESTIC ENTERPRISE

Registered Company Name:	BEIJING 58 INFORMATION TECHNOLOGY CO., LTD. (北京五八信息技术有限公司)

Company Number:	110108009196418

Registered Office:	No. 2 Pingfang Yi 108 Beiyuan Road, Chaoyang District, Beijing

Date of Incorporation:	December 12, 2005

Place of Incorporation:	Chaoyang Beijing

Legal Representative:	Jinbo Yao

Directors:	Jinbo Yao

Registered Capital:	RMB1,000,000

Shareholders:	Jinbo Yao, Jianbo Su, Baoshan Wang, Mingke He and Beijing Wanglintong Information Technology Co., Ltd. (北京网邻通信息技术有限公司)

Shareholding held by each Shareholder (in Percentage) (on a Fully-Diluted Basis):	Jinbo Yao owns 34.79%; Jianbo Su owns 9.04%; Baoshan Wang owns 3.01%; Mingke He owns 39.82%; and Beijing Wanglintong Information Technology Co., Ltd. (北京网邻通信息技术有限公司) owns 13.34%

Scope of Business:	互联网信息服务业务（除新闻、出版、教育、医疗保健、药品、医疗器械以外的内容）；技术推广服务；利用自有媒介发布广告

Branches:

Changsha, Chengdu, Dalian, Guangzhou, Harbin, Jinan, Nanjing, Qingdao, Shanghai, Shenzhen, Shenyang, Shijiazhuang, Suzhou, Wuhan, Chongqing, Tianjin, Zhengzhou, Nanning, Wuxi, Zhongshan, Changchun, Dongguan, Foshang, Nanchang, Taiyuan, Xiamen, Hangzhou and Hefei

Subsidiaries:	北京同城通信息技术有限公司

EXHIBIT N

PARTICULARS OF DOMESTIC SUBSIDIARIES

Registered Company Name:	北京同城通信息技术有限公司

Company Number:	110108009471194

Registered Office:	Suite 1105E, Building 1, No.39 Anding Road, Chaoyang District, Beijing

Date of Incorporation:	April 6, 2006

Place of Incorporation:	Chaoyang Beijing

Legal Representative:	Jinbo Yao

Directors:	Jinbo Yao

Registered Capital:	RMB100,000

Shareholders:	The Domestic Enterprise

Shareholding held by each Shareholder (in Percentage) (on a Fully-Diluted Basis):	100%

Scope of Business:	技术推广服务；计算机系统服务；市场调查。

Branches:	None

Subsidiaries:	None